Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

of The Bank of New York Mellon Corporation:

We consent to incorporation by reference in:

Form	Registration Statement Number	Filer
S-8	333-144216	The Bank of New York Mellon Corporation
S-3	333-144217	The Bank of New York Mellon Corporation
S-3	333-144261	The Bank of New York Mellon Corporation
S-3	333-144261-01	Mellon Funding Corporation
S-3	333-144261-02	Mellon Capital V
S-3	333-144261-03	BNY Capital X
S-3	333-144261-04	BNY Capital IX
S-3	333-144261-05	BNY Capital VIII
S-3	333-144261-06	BNY Capital VII
S-3	333-144261-07	BNY Capital VI

of our reports dated February 27, 2008 with respect to the consolidated balance sheet of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2007 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports are incorporated by reference in the December 31, 2007 Annual Report on Form 10-K of The Bank of New York Mellon Corporation.

/s/ KPMG LLP

New York, New York

February 27, 2008